UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 12, 2003
(Date of earliest
event reported)

Commission File Number	Name of Registrant; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321

SIGNATURES
News Release

Item 5. Other Events.

On September 12, 2003, Commonwealth Edison Company (ComEd) filed a request with the Federal Energy Regulatory Commission seeking an adjustment in transmission rates to reflect nearly $500 million of infrastructure investments made during the last five years to accommodate sizeable regional growth in electricity demand. The news release announcing the filing is attached to this report as Exhibit 99.

This combined Form 8-K is being filed separately by Exelon Corporation (Exelon) and ComEd (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2002 Annual Report on Form 10-K – ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants’ 2002 Annual Report on Form 10-K – ITEM 8. Financial Statements and Supplementary Data: Exelon – Note 19, ComEd – Note 16, PECO – Note 18 and Generation – Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY

/s/ Robert S. Shapard Robert S. Shapard Executive Vice President and Chief Financial Officer Exelon Corporation

September 12, 2003